UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

As previously disclosed by the Registrant in its Current Report on Form 8-K filed on November 19, 2013, the Registrant issued to Ironridge Global IV, Ltd. (“Ironridge”) 8,690,000 shares of its common stock in settlement of bona fide claims against the Registrant which were purchased by Ironridge from various creditors of the Registrant (the “Claim Amount”). The shares issued to Ironridge were freely tradable and exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the court order issued by the  California Superior Court for the County of Los Angeles (“California State Court”) on November 8, 2013, the shares of the Registrant’s common stock were deemed issued in settlement of the claims (subject to certain adjustments based on the future trading value of the stock) when delivered to Ironridge. The number of shares issued to Ironridge is subject to an adjustment based on the trading price of the Registrant’s stock such that the value of the shares is sufficient to cover the Claim Amount, a 10% agent fee amount and Ironridge’s reasonable legal fees and expenses ( the “Final Amount”), which Final Amount is equal to $766,238.29.

On February 10, 2014, Ironridge made a request for, and the Registrant subsequently issued, an additional 1,615,550 shares of the Registrant’s common stock as a result of the adjustment provisions under the stipulation in the court order issued by the California State Court (the “Stipulation”).

On April 4, 2014, Ironridge requested even more shares pursuant to the adjustment provision under the Stipulation. This time their request was for an additional 1,646,550 shares of the Registrant’s common stock. The Registrant declined to issue these additional shares because Ironridge had already received, to that date, approximately 10,305,550 shares of free trading stock with a market value of approximately $1.2 million (based on the closing stock price on May 6, 2014), in settlement of a Final Amount of $766,238.29. The shares already issued to Ironridge represent a premium of 48% to the Final Amount.

On May 6, 2014, Ironridge submitted an ex parte application to the California State Court to compel the issuance of the 1,646,550 shares requested from the Registrant on April 4, 2014, and the California State Court, without a hearing, entered an order to compel the Registrant to issue the additional shares. On the same day, the Registrant filed a notice of appeal of the California State Court’s order. The appeal automatically stays enforcement of the California State Court’s May 6 order.

The Registrant believes that Ironridge is not entitled to additional shares as it has received a significant premium on the Final Amount which Ironridge itself had declared to the California State Court served as the basis of the adjustment mechanism for the number of shares issued based on the Registrant’s stock price. The Registrant will vigorously pursue the appeal, and reversal, of the California State Court order. In the opinion of the Registrant’s management, the matter currently pending against the Registrant is not expected to have a material adverse effect on its financial position or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPSAMERICA, INC.

Date: May 12, 2014	By:	/s/ Robert Schneiderman
Robert Schneiderman
Chief Executive Officer